                                                                      EXHIBIT 11


                               QUANEX CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In thousands, except per share amounts)




                                               Three Months Ended January 31,
                                               ------------------------------
                                                    1994          1993
                                                    ----          ----
Net income (loss).............................     $ 1,768       $   486
Preferred dividend requirements...............      (1,484)       (1,484)
                                                   -------       -------
Net income attributable to
  common stockholders.........................     $   284       $  (998)
                                                   =======       =======
Weighted average shares
  outstanding-primary.........................      13,407        13,641
                                                   =======       =======
Earnings (loss) per common share - primary....        0.02         (0.07)
                                                   =======       =======



Net income (loss).............................     $ 1,768       $   486
Weighted average shares
  outstanding-primary.........................      13,407        13,641
Effect of common stock equivalents
  arising from stock options..................          24           108
Preferred stock assumed converted
  to common stock.............................       2,738         2,738
                                                   -------       -------
Weighted average shares
  outstanding-fully diluted...................      16,169        16,487
                                                   =======       =======
Earnings (loss) per common share - assuming
  full dilution...............................     $  0.11       $  0.03
                                                   =======       =======